CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 4 to Registration Statement File
No. 333-197931 on Form S-3 of our reports dated March 10, 2014 relating to the consolidated financial statements and financial statement schedules, which appear in the AXA Equitable Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 24, 2014